REGISTRATION NO. 333-32621


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              ---------------------

                               AMENDMENT NO. 1 TO

                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                              ---------------------



CONSECO, INC.                             INDIANA               35-1468632
(Exact name of the Registrants        (State or other        (I.R.S. Employer
as specified in their respective       jurisdiction          Identification No.)
 charters)                          of incorporation or
                                        organization)


                            11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 817-6100
               (Address, including zip code, and telephone number,
               including area code, of each Registrant's principal
                               executive offices)

                              ---------------------

                             Karl W. Kindig, Esquire
                                  Conseco, Inc.
                            11825 N. Pennsylvania St.
                              Carmel, Indiana 46032
                                 (317) 817-6708
                (Name, address, including zip code, and telephone
              number, including area code, of agent for service for
                                each Registrant)

                              ---------------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following
box.     [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery  of  the prospectus is expected to be made pursuant to Rule
434, please check the following box.     [ ]

Information   contained  herein  is  subject  to  completion  or  amendment.   A
registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. this prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                          PRELIMINARY PROSPECTUS DATED
                               SEPTEMBER 17, 1997


PROSPECTUS
                                 500,000 Shares
                                  Common Stock
                                  No Par Value

                                  CONSECO, INC.

    TO BE ISSUED UNDER THE CONSECO, INC. PRODUCER STOCK AWARD AND OPTION PLAN

         Conseco, Inc., (the "Company") is hereby offering the right to purchase shares of its common stock, no par value ("Common Stock"), pursuant to options and stock awards granted under the Company's Producer Stock Award and Option Plan (the "Plan"), to certain selected producers, agents and marketing organizations ("Producers") who market and sell insurance and other products of the Company's subsidiaries (the "Company's Subsidiaries"). The Company is an Indiana corporation with its principal executive offices at 11825 North Pennsylvania Street, Carmel, Indiana 46032, and its telephone number is (317) 817-6100.

         An aggregate of 500,000 shares of Common Stock may be issued under the Plan, subject to adjustments as described in the Plan and this Prospectus. The shares of Common Stock are offered by the Company only to Producers pursuant to
(i) awards of shares of Common Stock under the Plan or (ii) valid exercises of options to purchase shares of Common Stock granted under the Plan. No underwriting discounts or commissions will be paid in connection with the offering of such shares of Common Stock. The Company's Common Stock is traded on the New York Stock Exchange under the symbol "CNC". On September 16, 1997, the last reported sale price of the Common Stock on the New York Stock Exchange was $46 7/8 per share.

                    ----------------------------------------

   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                    ----------------------------------------


                   The date of this  Prospectus is  September_______, 1997.

FOR NORTH CAROLINA RESIDENTS: THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE COMMISSIONER OF INSURANCE FOR THE STATE OF NORTH CAROLINA, NOR HAS THE COMMISSIONER OF INSURANCE RULED UPON THE ACCURACY OR THE ADEQUACY OF THIS DOCUMENT.

         State insurance holding company laws and regulations applicable to the Company generally provide that no person may acquire control of the Company, and thus indirect control of its insurance subsidiaries, unless such person has provided certain required information to, and such acquisition is approved (or not disapproved) by, the appropriate insurance regulatory authorities. Generally, any person acquiring beneficial ownership of 10% or more of the Common Stock would be presumed to have acquired such control, unless the appropriate insurance regulatory authorities upon advance application determine otherwise.


         NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS NOT CONTAINED IN THIS PROSPECTUS OR THE DOCUMENTS INCORPORATED OR DEEMED INCORPORATED BY REFERENCE HEREIN. IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES TO WHICH IT RELATES, IN ANY JURISDICTION WHERE, OR TO ANY PERSON TO WHOM, IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS NOT BEEN ANY CHANGE IN THE FACTS SET FORTH IN THIS PROSPECTUS OR IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and, in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, and at the following regional offices of the Commission: New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048; and Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, upon payment of the prescribed rates. In addition, the Commission maintains a Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants, including the Company, that file electronically with the Commission. Copies of such reports, proxy statements and other information can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         The Company has filed with the Commission a Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities offered hereby. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Statements contained herein concerning the provisions of any document do not purport to be complete and, in each instance, are qualified in all respects by reference to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. For further information with respect to the Company and the Common Stock, reference is hereby made to such Registration Statement, including the exhibits thereto and the documents incorporated herein by reference, which can be examined at the Commission's principal office, 450 Fifth Street, N.W., Washington, D.C. 20549, or copies of which can be obtained from the Commission at such office upon payment of the fees prescribed by the Commission.


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



                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents previously filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by this reference:

         1. Annual Report on Form 10-K for the fiscal year ended December 31, 1996 including Part III thereof which is incorporated by reference from the Company's proxy statement dated April 10, 1997 for its annual meeting of shareholders (the "Company's Annual Report");

         2. Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997 and June 30, 1997, respectively;

         3. Current Reports on Form 8-K dated April 1, 1997 and April 30, 1997; and

         4. The description of the Company's Common Stock in its Registration Statements filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

         All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering made hereby shall be deemed to be incorporated by reference in this Prospectus or any Prospectus Supplement and to be part hereof from the date of filing of such documents.

         Any statement contained herein, or in a document incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus or any Prospectus Supplement. To the extent that any proxy statement is incorporated by reference herein, such incorporation shall not include any information contained in such proxy statement that is not, pursuant to the Commission's rules, deemed to be "filed" with the Commission or subject to the liabilities of Section 18 of the Exchange Act.

         The Company will provide without charge to each person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Any such request should be directed to James W. Rosensteele, Senior Vice President, Corporate Communications, Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032 (telephone number: (317) 817-2893).

                                   THE COMPANY

         The Company is a financial services holding company. The Company develops, markets and administers annuity, health insurance and individual life insurance products. The Company's operating strategy is to grow the insurance business within its subsidiaries by focusing its resources on the development and expansion of profitable products and strong distribution channels. The Company has supplemented such growth by acquiring companies that have profitable niche products, strong distribution systems and progressive management teams who can work with the Company to implement the Company's operating and growth strategies. Once a company has been acquired, the Company's operating strategy has been to consolidate and streamline management and administrative functions, to realize superior investment returns through active asset management, to eliminate unprofitable products and distribution channels, and to expand and develop profitable distribution channels and products.

         The Company's principal executive offices are located at 11825 N. Pennsylvania Street, Carmel, Indiana 46032. Its telephone number is (317) 817-6100.

                             DESCRIPTION OF THE PLAN

         Background. The Board of Directors of the Company (the "Board of Directors") has adopted the Conseco, Inc. Producer Stock Award and Option Plan (the "Plan"). The purpose of the Plan is to provide incentives to increase the financial identification of Producers who market and sell the insurance and other products of the Company's subsidiaries with the long-term growth of the Company and the interests of the Company's shareholders through the ownership and performance of the Company's Common Stock and to enhance the Company's ability to retain Producers and to attract outstanding prospective Producers.


         The summary of the Plan which appears below is qualified in its entirety by reference to the full text of the Plan attached hereto as Annex 1. Because the Plan is not offered to employees, the Plan is not a "qualified plan" within the meaning of Section 401 of the Internal Revenue Code of 1986, as amended (the "Code"), and is not subject to the protective provisions of the Employee Retirement Income Security Act of 1974, as amended.

         Types of Awards. The Plan provides for the grant of awards of stock options and awards of restricted or unrestricted stock. Awards may be made to the same person on more than one occasion and may be granted singly, in combination, or in tandem as determined by the Stock Award Committee of the Board of Directors (the "Stock Award Committee").


         Term. The Plan became effective as of May 13, 1997. The Plan will remain in effect until all awards have been satisfied or expired unless earlier suspended or terminated. The Plan may be suspended or terminated at any time by the Board of Directors, but any such suspension or termination will not affect awards made prior to such suspension or termination.


         Administration. The Plan is administered by the Stock Award Committee. The members of the Stock Award Committee are (i) the Chief Executive Officer,
(ii) the Chief Financial Officer and (iii) the Chief Marketing Officer of the Company if they are also directors of the Company. If any such officer is not a director, the Board of Directors will elect a member of the Board of Directors to serve on the Stock Award Committee instead of such officer. Subject to the provisions of the Plan, the Stock Award Committee, consistent with the provisions of the Plan, will have sole authority acting in its sole discretion
(i) to select Producers to receive awards, (ii) to determine the timing, form, amount or value and terms of awards, and the conditions and restrictions, if any, subject to which awards will be made and become vested or exercisable under the Plan, (iii) to construe the Plan and to prescribe rules and regulations with respect to the administration of the Plan and (iv) to make such other determinations not inconsistent with the provisions of the Plan, as the Stock Award Committee deems necessary or appropriate. All decisions made by the Stock Award Committee shall be final, conclusive, and binding on all participants in the Plan.

         Participants in the Plan should contact the Secretary, Conseco, Inc., Legal Department, 11825 N. Pennsylvania Street, Carmel, Indiana 46032, (317) 817-6100 to obtain additional information with respect to the Plan or the administrators of the Plan serving on the Stock Award Committee. The current members of the Stock Award Committee are Messrs. Stephen C. Hilbert (Chairman), Rollin M. Dick and Donald F. Gongaware and their address is Conseco, Inc., 11825
N. Pennsylvania Street, Carmel, Indiana 46032.

         Eligibility. Producers who market and sell insurance and other products of the Company's subsidiaries are eligible to participate in the Plan. Awards under the Plan may be made or granted only to producers, agents or marketing organizations who, at the time of grant, are Producers. The selection of participants from Producers is within the sole discretion of the Stock Award Committee.

         Shares Subject to the Plan. The number of shares of Common Stock which may be issued pursuant to awards granted under the Plan may not exceed 500,000, subject to adjustment as provided herein and in the Plan.

         Shares of Common Stock shall be deemed to be issued under the Plan only to the extent actually issued pursuant to the grant of a stock award or the exercise of a stock option. To the extent that an award lapses or is forfeited, any shares subject to such award shall again be made available for grant.

         Stock Splits, Reorganizations and other Corporate Events. In the event of any increases or decreases in the number of issued and outstanding shares of Common Stock pursuant to stock splits, mergers, reorganizations, recapitalizations, stock dividends or other events described under the terms of the Plan, appropriate adjustments will be made to the aggregate number of shares available for issuance under the Plan and the number of shares subject to outstanding stock awards and stock options, in the exercise price per share of outstanding stock options and in the number and kinds of shares which may be distributed under the Plan. The terms of stock options and stock awards shall also be subject to adjustments by the Stock Award Committee to reflect changes in the Company's capitalization.

         Stock Options. The Stock Award Committee may grant awards in the form of options to purchase shares of Common Stock. The Stock Award Committee will, in its sole discretion with regard to each stock option, determine the number of shares subject to the option, the manner and time of the option's exercise, the exercise price of the option and such other terms and conditions including any circumstances under which options would be subject to forfeiture, not inconsistent with the provisions of the Plan, as the Stock Award Committee may prescribe. Upon exercise of an option, the exercise price may, at the discretion of the Stock Award Committee, be paid by a participant in cash, shares of Common Stock or a combination thereof. The Stock Award Committee will determine the effect on the optionee's rights under an option in the event of the optionee's termination as a Producer (by reason of death, retirement, disability, or otherwise). An option may not be exercised if the holder is then in default of the payment of any obligations, including, but not limited to, agent debit balances, owed to the Company or any subsidiary of the Company.

         Options and Rights in Substitution for Stock Options Granted by other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals or entities who become Producers as a result of the merger or consolidation of the corporation with whom they had an agent relationship with the Company or any subsidiary of the Company, or the acquisition by the Company or a subsidiary of the Company of the assets of such corporation, or the acquisition by the Company or a subsidiary of the Company of stock of such corporation with the result that such corporation becomes a subsidiary of the Company.

         Unrestricted Stock. The Plan provides that unrestricted shares of Common Stock may be awarded to Producers from time to time as determined by the Stock Award Committee upon such terms and conditions as the Stock Award Committee may from time to time determine in its sole discretion.

         Restricted Stock. The Plan provides that shares of Common Stock subject to certain restrictions may be awarded to Producers from time to time as determined by the Stock Award Committee. The Stock Award Committee will determine the nature and extent of the restrictions on such shares, the duration of such restrictions, and any circumstance under which restricted shares will be forfeited. The Stock Award Committee will determine the effect on the participant's rights under a stock award in the event of the termination of a Producer's status as such (by reason of retirement, disability, death or otherwise) prior to the lapse of any applicable restrictions.

         Awards Subject to Performance Criteria. On such terms and subject to such conditions as the Stock Award Committee, in its sole discretion may determine, the Company may provide for options or stock awards to be granted in the future to Producers within a marketing organization of the Company or any of its subsidiaries or other Producers subject to the satisfaction of performance or other criteria. For example, the Stock Award Committee may provide for stock options to be granted to Producers within a marketing organization after a calendar year in which the marketing organization met a certain level of sales of insurance or other products of the Company's subsidiaries. Similarly, the exact amount of shares of Common Stock subject to such an option and the exercise price thereof could be based upon formulas determined by the Stock Award Committee, in its sole discretion.

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



         Agreements, Programs, Rules, Other Arrangements. Each award under the Plan may be evidenced, recorded or disseminated by an agreement, the promulgation of programs or rules or in such other manner and in such form and containing such provisions not inconsistent with the provisions of the Plan as the Stock Award Committee from time to time approves. In applicable situations, such agreements, programs, rules or other arrangements may include provisions providing for the payment of the exercise price, in whole or in part, in cash or by the delivery of Common Stock. Such agreements, programs, rules or other arrangements may also include, without limitation, provisions relating to (i) vesting, (ii) tax matters (including provisions prohibiting a holder from making an election under Section 83(b) of the Code) and (iii) any other matters not inconsistent with the provisions of the Plan that the Stock Award Committee, in its sole discretion, determines. The terms and conditions of agreements need not be similar or identical. The Company shall have the right to deduct in cash (whether under the Plan or otherwise) in connection with all awards any taxes required to be withheld and to require any payments required to enable it to satisfy its withholding obligations.

         Registration of Common Stock. The Company intends to make application to the New York Stock Exchange for approval of the listing on the New York Stock Exchange of the shares of Common Stock to be issued under the Plan; however, the Company will not be obligated to issue any shares of Common Stock under the Plan unless such shares have been registered under all applicable federal and state securities and other laws and have been listed on the New York Stock Exchange.

         Amendment. The Board of Directors may, in its sole discretion, at any time or from time to time, terminate, suspend or amend the Plan in any respect. No amendment, suspension or termination of the Plan shall, without the consent of any optionee or participant in the Plan adversely affected by such termination, suspension or amendment, alter or impair the rights of such person under any options or other awards previously granted under the Plan.

         Change of Control. The Stock Award Committee, in its sole discretion, may determine that upon the occurrence of a Change of Control (as defined in the
Plan), an award outstanding shall be adjusted to effect such Change of Control, including, but not limited to, (a) termination of each award within a specified number of days after notice to the holder thereof, and the receipt by such holder, with respect to each share of Common Stock subject to such award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value (as defined in the Plan) of such share of Common Stock immediately prior to the occurrence of such transaction or (y) the value of the consideration to be received in such transaction for one share of Common Stock over (ii) the price per share, if applicable, of Common Stock set forth in such award or (b) assumption of such award by the acquiring party. If the consideration offered to shareholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Stock Award Committee may, in its sole discretion, determine the fair cash equivalent of the portion of the consideration offered which is other than cash. A "Change of Control" of the Company is deemed to occur under the Plan if: (i) any "person," as such term is used in Sections 13(d) and 14(d)(2) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's outstanding securities then entitled to vote for the election of directors; or (ii) as the result of a tender offer, merger, consolidation, sale of assets, or contest for election of directors, or any combination of the foregoing transactions or events, individuals who were members of the Board of Directors of the Company immediately prior to any such transaction or event shall not constitute a majority of the Board of Directors following such transaction or event. However, no change of control shall be deemed to have occurred if and when either (A) any such change is the result of a transaction which constitutes a "Rule 13e-3 transaction" as such term is defined in Rule 13e-3 promulgated under the Exchange Act or (B) any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in connection therewith represents, and at all times continues to represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect", or words of comparable meaning and import.


         TAXATION OF AWARDS.

         Stock Options. Under current federal income tax law, the grant of a non-qualified stock option has no tax effect on the Company or the option holder to whom it is granted. Generally, the Company will be allowed to take a deduction for federal income tax purposes

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



in an amount equal to the excess of the fair market value of the shares at the time of exercise by the option holder over the exercise price at the time the option holder exercises his or her stock option. Generally, the exercise of the option will result in ordinary income to the option holder equal to the amount of the deduction allowed to be taken by the Company.


         If the option holder pays cash to exercise the option, the option holder's tax basis in the shares received will be the aggregate exercise price paid by the option holder plus the amount of taxable income recognized upon exercise. Upon any subsequent disposition of such shares, gain or loss will be capital gain or loss and will be long term if such shares are held more than the required time period after exercise.

         If the option holder pays the exercise price by delivering existing shares of Common Stock, the tax treatment of the income from the difference between the exercise price and the fair market value of the stock received is the same as described above. Generally, the option holder will not recognize a gain on the transfer of the option holder's existing stock. The corresponding number of shares received on exercise of the option will be treated as if they are the same as the shares used to pay for the exercise of the option. Thus, gain on the shares used to pay the exercise price will be deferred until the substituted shares received are later sold. The optionee must recognize ordinary income equal to the fair market value of the number of shares acquired in excess of the number of shares used for the stock option exercise (the "excess shares"). The excess shares would then have a tax basis equal to the ordinary income recognized. The Company would also be entitled to a deduction equal to the ordinary income recognized by the optionee.


         Effect of Restrictions. Under general tax rules, if the shares received on exercise of non-qualified options are subject to restrictions on transfer and risk of forfeiture, taxation of the transaction (and the Company's deduction) will be deferred until the restrictions lapse, unless the participant makes an election to be taxed at the time of exercise in which case a corresponding deduction will be allowed for the Company. Award agreements or other arrangements may prohibit a holder from making an election to be taxed before the lapse of the restrictions.

         Restricted Shares. An individual receiving restricted shares generally will recognize ordinary income when the restrictions lapse in an amount equal to the excess of (i) the fair market value of the shares of Common Stock at the time the restrictions lapse over (ii) any amount paid for the restricted shares. However, the individual may elect, within 30 days after the date of receipt of the restricted shares, to report ordinary income at the time of such receipt equal to the excess of (i) the fair market value of the restricted shares of Common Stock at the time the restrictions lapse over (ii) any amount paid for the restricted shares. One risk in making such an election is that, if the restrictions fail to lapse for any reason, the individual will not be entitled to a deduction. Generally, the Company will be entitled to a deduction equal to the amount of income recognized by the individual at the time income is recognized. An individual disposing of restricted shares will recognize short term or long term capital gain or loss, depending on whether their stock is held for less or more than one year from (a) the date the restrictions lapse (if no election has been made), or (b) from the date of receipt if an election has been made.

         Unrestricted Shares. A participant receiving any award of unrestricted shares of Common Stock will recognize income, and the Company will generally be allowed a deduction, when the award is paid. The amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant, and the Company will generally be entitled to a tax deduction in an amount equal to the ordinary income recognized by the participant.


         THE FOREGOING IS A GENERAL DISCUSSION OF CERTAIN POTENTIAL MATERIAL INCOME TAX ASPECTS OF THE AWARDS AND IS INCLUDED FOR GENERAL INFORMATION ONLY. THE FOREGOING DISCUSSION DOES NOT TAKE INTO ACCOUNT THE PARTICULAR FACTS AND CIRCUMSTANCES OR TAX STATUS OR ATTRIBUTES OF EACH PARTICIPANT. AS A RESULT, THE INCOME TAX CONSEQUENCES ADDRESSED IN THE FOREGOING DISCUSSION MAY NOT APPLY TO EACH PARTICIPANT. ACCORDINGLY, EACH PARTICIPANT SHOULD CONSULT HIS OWN TAX ADVISOR REGARDING THE SPECIFIC TAX CONSEQUENCES OF AWARDS, INCLUDING, BUT NOT LIMITED TO, THE APPLICATION AND EFFECT OF FEDERAL, STATE, LOCAL AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN SUCH LAWS.

PURCHASE OF COMMON STOCK PURSUANT TO STOCK OPTIONS UNDER THE PLAN

         Method of Exercise. Options granted under the Plan may only be exercised by written notice to the Stock Award Committee or such other person designated by the Stock Award Committee at Conseco, Inc., 11825 N. Pennsylvania Street, Carmel, Indiana 46032. The notice must specify the exact name, address and social security number of the optionee and list the options to be exercised. The Company may from time to time require additional information in order to effectuate the exercise. The notice must also state the method of payment of the exercise price and be accompanied by such payment. The Company currently allows several methods of payment as discussed below under "-Payment for Shares." The Stock Award Committee must approve any payment of the exercise price by any method other than payment in cash.


         Exercise Price. The Stock Award Committee determines the exercise price per share in its sole discretion based upon such factors as it deems appropriate.

         Payment for Shares. The Plan provides that shares purchased through the exercise of an option must be paid for in full either (i) in cash (checks made payable to "Conseco, Inc." are acceptable); (ii) with a number of shares of the Company's Common Stock having a fair market value equal to the exercise price;
(iii) pursuant to a "cashless" exercise program through a broker, bank, or other financial intermediary acceptable to the Company, where the Company has received adequate assurances that the exercise price and any required tax withholdings will be paid to the Company; or (iv) any combination of (i),(ii) or (iii). The certificates evidencing the shares to be used for payment must be endorsed in blank as specified on the reverse side of such certificates.

         Rights as a Stockholder. No stock will be issued until payment is received, and as a holder of options, an optionee has no rights as a stockholder of the Company until the option is exercised and the stock is issued. If an optionee chooses to use shares of Common Stock to pay all or a portion of an option exercise price, the shares of stock surrendered in payment will be valued at the closing price on the date written notice of exercise is received by the Company and, for dividend payment purposes, shall not be canceled and therefore shall be deemed to be outstanding until new certificates for the option shares so purchased are issued.

LIMITATIONS ON EXERCISE OF STOCK OPTIONS


         Maximum Exercise Period. While the Plan contains certain specific provisions pertaining to the exercise and lapse of options upon death, termination of employment or retirement, the Plan does not specify the length of time an option granted under the Plan may be exercisable from the date it was granted. The Stock Award Committee establishes such a period for each grant of options.

         Death. If an optionee dies while a Producer, then vested options may be exercised within twelve months of the date of death by the executor or administrator of the optionee's estate or the optionee's legatees or heirs but only within the original term of the option and only to the extent the deceased optionee could have exercised the option on the date of death. Unvested options may not be exercised.

         Termination of Status as a Producer. Vested options may be exercisable for up to three months following termination of status as a Producer for reasons other than death, permanent and total disability, for cause or voluntarily without the Company's written consent. Unvested options may not be exercised.

         Disability. If an optionee's status as a Producer terminates due to permanent and total disability, the optionee may exercise any outstanding vested options, to the extent exercisable at the time of termination, within twelve months of the date terminated. Unvested options may not be exercised.

ASSIGNMENT OF AWARDS

         Pursuant to the tax laws and the provisions of the Plan, except for unrestricted stock awards, awards granted under the Plan to a natural person are not transferable other than by will or the laws of descent and distribution and exercisable only by or on behalf of, the person to whom the option was granted or by his or her estate or heirs as described above. However, the Stock Award Committee may, in its sole discretion, provide for or permit the transfer of awards by gift to any member of a holder's immediate family or to a trust for the benefit of such immediate family member. Except for unrestricted stock awards, awards granted to a corporation or other entity shall not be transferrable and are exercisable only by such holder or, if permitted by the Stock Award Committee in its sole discretion, by such holder's successors by merger, consolidation, reorganization or liquidation.

         Except for unrestricted stock awards and except as permitted under the Plan, no awards or interest therein may be transferred, assigned, pledged or hypothecated by the holder thereof, or be made subject to levy, execution, attachment or similar process, by operation of law or otherwise.

                                 USE OF PROCEEDS


         The purpose of the Plan is to provide an additional incentive for eligible Participants to market and sell the insurance and other products of the Company's Subsidiaries and to generally promote the success of the Company's business, rather than to obtain proceeds for any particular purpose. The net proceeds that become available to the Company through the exercise of options and sales of Common Stock pursuant to the terms of the Plan are expected to be used for general corporate purposes.


             RATIOS OF EARNINGS TO FIXED CHARGES, EARNINGS TO FIXED
                      CHARGES AND PREFERRED STOCK DIVIDENDS
            AND EARNINGS TO FIXED CHARGES, PREFERRED STOCK DIVIDENDS
               AND DISTRIBUTIONS ON COMPANY-OBLIGATED MANDATORILY
              REDEEMABLE PREFERRED SECURITIES OF SUBSIDIARY TRUSTS


         The following table sets forth the Company's ratios of earnings to fixed charges, earnings to fixed charges and preferred stock dividends and earnings to fixed charges, preferred stock dividends and distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts for each of the five years ended December 31, 1996 and for the six months ended June 30, 1996 and 1997.




                                                                                                 SIX MONTHS
                                                  YEAR ENDED DECEMBER 31,                      ENDED JUNE 30,
                                                  -----------------------                      --------------
                                           1992      1993      1994      1995      1996         1996     1997
                                           ----      ----      ----      ----      ----         ----     ----

Ratio of earnings to fixed charges:
  As reported............................  1.54X     2.19X     2.26X     1.57X     1.61X        1.62X    1.96X
  Excluding interest on annuities and
     financial products(1)(2)............  6.24X     8.85X     4.55X     3.80X     4.55X        4.31X    7.66X
Ratio of earnings to fixed charges and
  preferred dividends:
     As reported.........................  1.50X     2.04X     1.95X     1.50X     1.50X        1.47X    1.83X
     Excluding interest on annuities and
       financial products(1)(2)..........  5.09X     6.00X     3.14X     3.06X     3.23X        2.80X    5.12X
Ratio of earnings to fixed charges,
  preferred dividends and distributions
  on Company-obligated mandatorily
  redeemable preferred securities of
  subsidiary trusts:
     As reported.........................  1.50X     2.04X     1.95X     1.50X     1.50X        1.47X    1.71X
     Excluding interest on annuities and
       financial products(1)(2)..........  5.09X     6.00X     3.14X     3.06X     3.14X        2.80X    3.80X




(1) These ratios are included to assist the reader in analyzing the impact of interest on annuities and financial products (which is not generally required to be paid in cash in the period it is recognized). Such ratios are not intended to, and do not, represent the following ratios prepared in accordance with generally accepted accounting principles ("GAAP"): the ratio of earnings to fixed charges; the ratio of earnings to fixed charges and preferred dividends; or the ratio of earnings to fixed charges, preferred dividends and distributions on Company-obligated mandatorily redeemable preferred securities of subsidiary trusts.

(2) Excludes interest credited to annuity and financial products of $506.8 million, $408.5 million, $134.7 million, $585.4 million and $668.6 million for the years ended December 31, 1992, 1993, 1994, 1995 and 1996, respectively, and $289.7 million and $379.8 million for the six months ended June 30, 1996 and 1997, respectively.

                                  LEGAL MATTERS


      The legal validity of the Common Stock has been passed upon for the Company by Karl W. Kindig, Senior Vice President, Legal of Conseco Services, LLC, a subsidiary of the Company. Mr. Kindig is a full-time employee of Conseco Services, LLC and owns, directly and indirectly, 7,855 shares and holds options to purchase 181,136 shares of Common Stock.


                                     EXPERTS

      The consolidated financial statements and schedules of the Company as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996 incorporated by reference in this Prospectus, have been audited by Coopers & Lybrand L.L.P., independent accountants, as set forth in their reports thereon included therein and are incorporated herein by reference in reliance upon such reports given upon the authority of such firm as experts in accounting and auditing.

                    CONTINUOUS OFFERING PURSUANT TO RULE 415

      The Common Stock offered hereby is being registered on a delayed or continuous basis pursuant to Rule 415 of the Commission for purposes of allowing the exercise of options by optionees in accordance with the terms of the Plan. As set forth above under the caption "INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE," information concerning the Company and the Common Stock is available from reports filed by the Company with the Commission in current reports on Form 8-K, quarterly reports on Form 10-Q, and annual reports on Form 10- K. All optionees are encouraged to carefully review the current information before making decisions concerning the exercise of options granted pursuant to the Plan.




                                TABLE OF CONTENTS

                                                                                                         PAGE
                                                                                                         ----

Prospectus................................................................................................ 2
Available Information..................................................................................... 3
Incorporation of Certain Documents by Reference........................................................... 4
The Company............................................................................................... 5
Description of the Plan................................................................................... 5
Use of Proceeds........................................................................................... 10
Ratios of Earnings to Fixed Charges, Earnings to Fixed Charges and
     Preferred Stock Dividends and Earnings to Fixed Charges, Preferred
     Stock Dividends and Distributions on Company-obligated Mandatorily
     Redeemable Preferred Securities of Subsidiary Trusts................................................. 10
Legal Matters............................................................................................. 11
Experts................................................................................................... 11
Continuous Offering Pursuant to Rule 415.................................................................. 11
Annex 1...................................................................................................A-1

                                                                        ANNEX 1


                                  CONSECO, INC.

                      PRODUCER STOCK AWARD AND OPTION PLAN


                                   ARTICLE I.

                                     Purpose

         The purpose of the CONSECO, INC. PRODUCER STOCK AWARD AND OPTION PLAN (the "Plan") is to provide a means through which CONSECO, INC., an Indiana corporation (the "Company"), can provide incentives to increase the financial identification of producers, agents or marketing organizations who market and sell insurance and other products of the subsidiaries of the Company ("Producers") with the long-term growth of the Company and the interests of the Company's shareholders through the ownership and performance of the Company's Common Stock and to enhance the Company's ability to retain and to attract such producers, agents or marketing organizations. Accordingly, the Plan provides for the granting of Stock Options, Stock Awards or any combination of the foregoing, as is best suited under the circumstances.


                                   ARTICLE II.

                                   Definitions

         The following definitions shall be applicable throughout the Plan unless specifically modified by any paragraph:

         (a) "Award" means, individually or collectively, any Option or Stock Award.

         (b) "Board" means the Board of Directors of the Company.

         (c) A "Change of Control" of the Company shall mean a change of control of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A promulgated under the 1934 Act as revised effective January 20, 1987, or, if Item 6(e) is no longer in effect, any regulations issued by the Securities and Exchange Commission pursuant to the 1934 Act which serve similar purposes; provided, that, without limitation, (x) such a change of control shall be deemed to have occurred if and when either (A) except as provided in (y) below, any "person" (as such term is used in Sections 13(d) and 14(d) of the 1934 Act) is or becomes a "beneficial owner" (as such term is defined in Rule 13d-3 promulgated under the 1934 Act), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors or (B) as the result of a tender offer, merger, consolidation, sale of assets, or contest for election of directors, or any combination of the foregoing transactions or events, individuals who were members of the Board of Directors of the Company immediately prior to any such transaction or event shall not constitute a majority of the Board of Directors following such transaction or event, and (y) no such change of control shall be deemed to have occurred if and when either (A) any such change is the result of a transaction which constitutes a "Rule 13e-3 transaction" as such term is defined in Rule 13e-3 promulgated under the 1934 Act or (B) any such person becomes, with the approval of the Board of Directors of the Company, the beneficial owner of securities of the Company representing 25% or more but less than 50% of the combined voting power of the Company's then outstanding securities entitled to vote with respect to the election of its Board of Directors and in connection therewith represents, and at all times continues to represent, in a filing, as amended, with the Securities and Exchange Commission on Schedule 13D or Schedule 13G (or any successor Schedule thereto) that "such person has acquired such securities for investment and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect," or words of comparable meaning and import. The designation by any such person, with the approval of the Board of Directors of the Company, of a single individual to serve as a member of, or observer at meetings of, the Company's Board of Directors, shall not be considered "changing or influencing the control of the Company" within the meaning of the immediately preceding clause (B), so long as such individual does not constitute at any time more than one-third of the total number of directors serving on such Board.

         (d) "Common Stock" means the common stock, no par value per share, of the Company.

         (e) "Company" means Conseco, Inc., an Indiana corporation, and any successor thereto.

         (f) "1934 Act" means the Securities Exchange Act of 1934, as amended.

         (g) "Exercise Price" means the price established by the Stock Award Committee as the consideration that must be paid to purchase Common Stock pursuant to the exercise of an Option.

         (h) "Fair Market Value" means, as of any specified date, the mean of the reported high and low sales prices of the Common Stock on the stock exchange composite tape on that date, or if no prices are reported on that date, on the last preceding date on which such prices of Common Stock are so reported. If the Common Stock is traded over the counter at the time a determination of its fair market value is required to be made hereunder, its fair market value shall be deemed to be equal to the average of the closing bid and asked prices of Common Stock for the time period and business days specified in an Award Agreement. In the event Common Stock is not publicly traded at the time a determination of this value is required to be made hereunder, the determination of its fair market value shall be made by the Stock Award Committee in such manner as it deems appropriate.

         (i) "Holder" means a Producer who has been granted an Award.

         (j) "Option"  means an Award granted under Article VII of the Plan.

         (k) "person" means an individual, corporation, partnership, limited liability company, proprietorship or joint venture.

         (l) "Plan" means Conseco, Inc. Producer Stock Award and Option Plan, as amended from time to time.

         (m) "Producer" means any person or marketing organization appointed or contracted to sell insurance or any other products of the Company or its subsidiaries in an agency, brokerage or similar relationship with the Company or its subsidiaries or any entity or person who supervises or manages the activities of such persons.

         (n) "Stock Award" means an Award granted under Article VIII of the Plan.

         (o) "Stock Award Committee" means a committee consisting of three members of the Board which shall include the Chief Executive Officer of the Company, the Chief Marketing Officer of the Company and the Chief Financial Officer of the Company, if such officers are members of the Board. If any such officer is not a Director, the Board may elect a member of the Board to serve on the Stock Award Committee instead of such officer. The Chief Marketing Officer shall be the chairman of the Stock Award Committee.

         (p) "Total and Permanent Disability" means the inability of as a Producer to provide meaningful service for the Company and its subsidiaries as a Producer due to a medically determinable physical or mental impairment. Such determination of total and permanent disability shall be made by the Stock Award Committee.


                                  ARTICLE III.

                     Effective Date and Duration of the Plan

         The Plan shall be effective as of May 13, 1997, the date of its adoption by the Board. The Plan shall remain in effect until all Awards granted under the Plan have been satisfied or expired unless earlier suspended or terminated as permitted herein.

                                   ARTICLE IV.

                           Administration of the Plan

         Section 4.01 Administration by the Stock Award Committee. The Plan shall be administered by the Stock Award Committee.

         Section 4.02 Powers. Subject to the provisions of the Plan, the Stock Award Committee, consistent with the provisions of the Plan, shall have sole authority, in its sole discretion (i) to select Producers to receive Awards,
(ii) to determine the timing, form, amount or value and terms of Awards, and the conditions and restrictions, if any, subject to which Awards will be made and become vested or exercisable under the Plan, (iii) to construe the Plan and to prescribe rules and regulations with respect to the administration of the Plan and (iv) to make such other determinations not inconsistent with the Plan, as the Stock Award Committee deems necessary or appropriate. In making such determinations the Stock Award Committee may take into account the nature of the services rendered by the Producers, their present and potential contributions to the Company's success, the recommendations of marketing organizations under whom the Producers may be sub-agents and such other factors as the Stock Award Committee in its sole discretion shall deem relevant.

         Section 4.03 Additional Powers. The Stock Award Committee shall have such additional powers as may be required to enable it to administer the Plan and to carry out its duties hereunder. The Stock Award Committee may correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to an Award in the manner and to the extent it shall deem expedient to carry it into effect. The determinations of the Stock Award Committee on the matters referred to in this Article IV shall be conclusive.

                                   ARTICLE V.

                       Grant of Options and Stock Awards;
                           Shares Subject to the Plan

         Section 5.01 Stock Grant and Award Limits. The Stock Award Committee may from time to time grant Awards to one or more Producers determined by it to be eligible for participation in the Plan in accordance with the provisions of
Article VI. The Stock Award Committee may from time to time cause the Company to enter into commitments to grant Awards in the future based upon the achievement of performance and other criteria. Subject to Article X, the aggregate number of shares of Common Stock that may be issued under the Plan shall not exceed 500,000 shares. Shares shall be deemed to have been issued under the Plan only to the extent actually issued and delivered pursuant to an Award. To the extent that an Award lapses or the rights of its Holder terminate, any shares of Common Stock subject to such Award shall again be available for the grant of an Award. Stock certificates shall be issued by the Company for those shares acquired pursuant to a Stock Award or the exercise of an Option.

         Section 5.02 Stock Offered. The stock to be offered pursuant to the grant of an Award may be authorized but unissued Common Stock or Common Stock previously issued and outstanding and reacquired by the Company.


                                   ARTICLE VI.

                                   Eligibility

         Awards made pursuant to the Plan may be granted only to persons who, at the time of grant, are Producers. An Award may be granted on more than one occasion to the same person, and, subject to the limitations set forth in the Plan, such Award may include Options, Stock Awards or any combination thereof.

                                  ARTICLE VII.

                                  Stock Options

         Section 7.01 Option Period. The  term  of  each  Option  shall  be   as
specified by the Stock Award Committee at the date of grant.

         Section 7.02 Limitations on Exercise of Option. An Option shall vest and/or be exercisable in whole or in part and at such times as may be determined by the Stock Award Committee, in its sole discretion, at the date of grant.

         Section 7.03 Option Agreements, Programs, Rules, Other Arrangements. Each Option may be evidenced, recorded or disseminated by an agreement, the promulgation of programs or rules or in such other manner and in such form and containing such provisions not inconsistent with the provisions of the Plan as the Stock Award Committee from time to time, in its sole discretion, shall approve. Such agreements, programs, rules or other arrangements may provide for the payment of the Exercise Price, in whole or in part, in cash, by the delivery of Common Stock or any combination thereof, or for a "cashless exercise" of the Option. Moreover, such agreements, programs, rules or other arrangements may also include provisions relating to vesting, tax matters and any other matters not inconsistent with the terms and provisions of this Plan that the Stock Award Committee, in its sole discretion, determines to be appropriate. The terms and conditions relating to different grants of Options and the related agreements, programs, rules or other arrangements need not be similar or identical.

         Section 7.04 Exercise Price and Payment. The Exercise Price shall be determined by the Stock Award Committee, but such Exercise Price shall be subject to adjustment as provided in Article X. The Option may be exercised, in whole or in part, as provided by the Stock Award Committee. An Option may not be exercised if the Holder is then in default in the payment of any obligations, including, but not limited to, agent debit balances owed to the Company or any of its subsidiaries. The Exercise Price of an Option shall be paid in full in the manner prescribed by the Stock Award Committee.

         Section 7.05 Shareholder Rights and Privileges. The Holder of an Option shall be entitled to the privileges and rights of a shareholder as to the Common Stock which is the subject of an Option only with respect to such shares of Common Stock as have been purchased under the Option and registered in the Holder's name.

         Section  7.06  Options  and Rights in  Substitution  for Stock  Options
Granted by Other Corporations. Options may be granted under the Plan from time to time in substitution for stock options held by individuals who become Producers as a result of a merger or consolidation of the corporation with whom they had an agent relationship with the Company or any subsidiary of the Company, or the acquisition by the Company or a subsidiary of the Company of the assets of such corporation, or the acquisition by the Company or a subsidiary of the Company of stock of such corporation with the result that such corporation becomes a subsidiary of the Company.

                                  ARTICLE VIII.

                                  Stock Awards

         Section 8.01 Restriction Period To Be Established by the Stock Award Committee. At the time a Stock Award is made, the Stock Award Committee may establish a period of time for which restrictions (the "Restriction Period") are applicable to such Award. Each Stock Award may have a different Restriction Period, in the sole discretion of the Stock Award Committee. The Restriction Period applicable to a particular Stock Award shall not be changed except as permitted by Section 8.02.

         Section 8.02 Other Terms and Conditions. Common Stock awarded pursuant to a Stock Award shall be represented by a stock certificate registered in the name of the Holder of such Stock Award. Such Common Stock shall be issued subject to such terms and containing such provisions as the Stock Award Committee, in its sole discretion consistent with the provisions of the Plan, may prescribe by agreement, the promulgation of programs, rules or in such other manner as the Stock Award Committee shall from time to time approve. If provided for by the Stock Award Committee, in its sole discretion, the Holder shall have the right to receive dividends during the Restriction Period, to vote Common Stock subject thereto and to enjoy all other shareholder rights, except that (i) the Holder may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the stock during the Restriction Period, and (ii) a breach of the terms and conditions established by the Stock Award Committee, shall cause a forfeiture of the Stock Award. At the time of such Award, the Stock Award Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to Stock Awards, including, but not limited to, rules pertaining to the termination of service as a Producer (by retirement, disability, death or otherwise) of a Holder prior to expiration of the Restriction Period. Such additional terms, conditions or restrictions may also include, without limitation, provisions relating to tax matters and any other matters not inconsistent with the provisions of this Plan that the Stock Award Committee, in its sole discretion determines, to be appropriate. The terms and conditions of the respective agreements, programs, rules or other arrangement relating to Stock Awards need not be similar or identical.


         Section 8.03 Payment for Stock Award. The Stock Award Committee shall determine the amount and form of any payment for Common Stock received pursuant to a Stock Award, provided that in the absence of such a determination, a Holder shall not be required to make any payment for Common Stock received pursuant to a Stock Award, except to the extent otherwise required by law.

         Section 8.04 Agreements. The Stock Award Committee, in its sole discretion, may require the Company and the Holder to enter into an agreement with respect to Stock Awards granted hereunder setting forth each of the matters contemplated hereby and such other matters as the Stock Award Committee may determine to be appropriate. The terms and provisions of such agreements need not be similar or identical.


                                   ARTICLE IX.

                                  Future Awards

         The Company may grant future Awards to marketing organizations of the Company or any of its subsidiaries and other Producers on such terms as the Stock Award Committee may determine. Any such grant shall be evidenced, recorded or disseminated by an agreement by the promulgation of programs or rules or in such other manner and in such form and containing such provisions not inconsistent with the provisions of the Plan as the Stock Award Committee from time to time approves.


                                   ARTICLE X.

                       Recapitalization or Reorganization

         Section 10.01 The shares with respect to which Awards may be granted are shares of Common Stock as presently constituted, but if, and whenever, prior to the expiration or satisfaction in full of an Award theretofore granted, the Company shall effect a subdivision or consolidation of shares of Common Stock or the payment of a stock dividend on Common Stock without receipt of consideration by the Company, the number of shares of Common Stock with respect to which such Award may thereafter be exercised or satisfied, as applicable, (i) in the event of an increase in the number of outstanding shares shall be proportionately increased, and the purchase price per share shall be proportionately reduced, and (ii) in the event of a reduction in the number of outstanding shares shall be proportionately reduced, and the purchase price per share shall be proportionately increased.

         Section 10.02 If the Company recapitalizes or otherwise changes its capital structure, thereafter upon any exercise of an Option or purchase under a Stock Award, as applicable, of an Award theretofore granted the Holder shall be entitled to (or entitled to purchase, if applicable) under such Award, in lieu of the number of shares of Common Stock then covered by such Award, the number and class of shares of stock and securities to which the Holder would have been entitled pursuant to the terms of the recapitalization if, immediately prior to such recapitalization, the Holder had been the holder of record of the number of shares of Common Stock then covered by such Award.

         Section 10.03 The Stock Award Committee, in its sole discretion, may determine that, upon the occurrence of a Change of Control, each Award outstanding hereunder shall be adjusted to effect such Change of Control, including, but not limited to (a) termination of each Award within a specified number of days after notice to the Holder, and such Holder shall receive, with respect to each share of Common Stock subject to such Award, cash in an amount equal to the excess of (i) the higher of (x) the Fair Market Value of such share of Common Stock immediately prior to the occurrence of such Change of Control or
(y) the value of the consideration to be received in connection with such Change of Control for one share of Common Stock over (ii) the Exercise Price per share, if applicable, of Common Stock set forth in such Award or (b) assumption of each Award by the acquiring party. If the consideration offered to shareholders of the Company in any transaction described in this paragraph consists of anything other than cash, the Stock Award Committee shall determine the fair cash equivalent of the portion of the consideration offered which is other than cash.

         Section 10.04 In the event of changes in the outstanding Common Stock by reason of recapitalization, reorganizations, mergers, consolidations, combinations, exchanges or other relevant changes in capitalization occurring after the date of the grant of any Award and not otherwise provided for by this
Article X, any outstanding Awards and any agreements or other arrangements relating to such Awards shall be subject to adjustment by the Stock Award Committee at its discretion as to the number and price of shares of Common Stock or other consideration subject to such Awards. In the event of any such change in the outstanding Common Stock, the aggregate number of shares available under the Plan may be appropriately adjusted by the Stock Award Committee, whose determination shall be conclusive.


         Section 10.05 The existence of the Plan and the Awards granted hereunder shall not affect in any way the right or power of the Board or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities ahead of or affecting Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale, lease, exchange or other disposition of all or any part of its assets or business or any other corporate act or proceeding.

         Section 10.06 Any  adjustment  provided for in Sections  10.01,  10.02,
10.03 and 10.04 above shall be subject to any required shareholder action.

         Section 10.07 Except as hereinbefore expressly provided, the issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, for cash, property, labor or services, upon direct sale, upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares of obligations of the Company convertible into such shares or other securities, and in any case whether or not for fair value, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of shares of Common Stock subject to Awards theretofore granted or the purchase price per share, if applicable.


                                   ARTICLE XI.

                Amendment, Suspension and Termination of the Plan

         The Board may, at any time and from time to time in its sole discretion, terminate, suspend or amend the Plan in any respect. No amendment, suspension or termination of the Plan shall, without the consent of any optionee or participant in the Plan adversely affected by such termination, suspension or amendment, alter or impair the rights of such person under any options or other awards previously granted under the Plan.


                                  ARTICLE XII.

                                  Miscellaneous

         Section 12.01 No Right To An Award. Neither the adoption of the Plan by the Company nor any action of the Board or the Stock Award Committee shall be deemed to give a Producer any right to be granted an Award to purchase Common Stock or a Stock Award or any of the rights hereunder except as may be evidenced by an Award and the agreement, program, rule or other arrangement promulgated or established by the Stock Award Committee with respect to such Award, and then only to the extent and on the terms and conditions expressly set forth therein. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of funds or assets to assure the payment of any Award.

         Section 12.02 No Right to Continued Status as Producer or Employment Conferred. Nothing contained in the Plan shall (i) confer upon any Producer any right with respect to continuation of such status with the Company or any subsidiary, (ii) interfere in any way with the right of the Company or any subsidiary to terminate his or her service as a Producer at any time or (iii) result in the establishment of any employer-employee relationship.

         Section 12.03. Non-exclusivity of the Plan. The adoption of the Plan by the Board of Directors of the Company shall not be construed as creating any limitations on the power of the Board of Directors to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock awards or stock options otherwise than under the Plan.

         Section 12.04. Notices. All notices or other communications by an Eligible Participant to the Company under or in connection with the Plan shall be deemed to have been given when received by the Company in the form specified by the Company (if applicable) at the location, and by the person, specified by the Company for the receipt thereof. All notices to Eligible Participants under or in connection with the Plan shall be deemed to have been given when mailed or otherwise given in the manner specified by the Stock Award Committee to the Eligible Participant at the address provided by the Eligible Participant to the Company for the receipt thereof.

         Section 12.05 Other Laws; Fractional Shares; Withholding. The Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan at any time when the shares covered by such Award have not been registered under the Securities Act of 1933 and such other state and federal laws, rules or regulations as the Company or the Stock Award Committee deems applicable and, in the opinion of legal counsel for the Company, there is no exemption from the registration requirements of such laws, rules or regulations available for the issuance and sale of such shares. In addition, the Company shall not be obligated to issue any Common Stock pursuant to any Award granted under the Plan prior to the acceptance of a supplemental listing application with respect to such Common Stock by a national securities exchange or the filing of a notification of listing of additional shares with an interdealer quotation system, all as deemed necessary or appropriate by counsel for the Company. No fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid. The Company shall have the right to deduct in cash (whether under this Plan or otherwise) in connection with all Awards any taxes required by law to be withheld and to require any payments required to enable it to satisfy its withholding obligations. In the case of any Award satisfied in the form of Common Stock, no shares shall be issued unless and until arrangements satisfactory to the Company shall have been made to satisfy any withholding tax obligations applicable with respect to such Award. Subject to such terms and conditions as the Stock Award Committee may impose, the Company shall have the right to retain, or the Stock Award Committee may, subject to such terms and conditions as it may establish from time to time, permit Holders to elect to tender Common Stock (including Common Stock issuable in respect of an Award) to satisfy, in whole or in part, the amount required to be withheld.

         Section 12.06 No Restriction on Corporate Action. Nothing contained in the Plan shall be construed to prevent the Company or any of its subsidiaries from taking any corporate action which is deemed by the Company or such subsidiary to be appropriate or in its best interest, whether or not such action would have an adverse effect on the Plan or any Award made under the Plan. No Producer, beneficiary or other person shall have any claim against the Company or any subsidiary as a result of any such action.

         Section 12.07 Restrictions on Transfer of Awards Held by a Natural Person. Except for unrestricted Stock Awards, an Award shall not be transferable except (i) by will or the laws of descent and distribution, or (ii) by gift to any member of the Holder's immediate family or to a trust for the benefit of such immediate family member, if permitted in the applicable Award Agreement. Except as may be provided in an Award Agreement, an award may be exercisable during the lifetime of the Holder only by such Holder or the Holder's guardian or legal representative.

         Section 12.08 Restrictions on Transfer of Awards Held by a Corporation or Entity. Except for unrestricted Stock Awards, Awards granted to a Holder that is not a natural person shall not be transferrable, and may be exercised only by such Holder, or by such Holder's successor by merger, consolidation, reorganization, or liquidation, if the Board or the Stock Award Committee determines in its sole discretion, to permit the transfer of such Award in connection with such merger, consolidation, reorganization, or liquidation, but in no event may any Award be exercised after the expiration of the term of the Award provided by the Stock Award Committee.

         Section 12.09 Other Restrictions on Transfer. Except for unrestricted Stock Awards and except as permitted under the Plan, no Awards or interest therein may be transferred, assigned, pledged or hypothecated by the Holder, by operation of law or otherwise, and any attempt to do so shall be void. No award or interest therein shall be made subject to levy, execution, attachment or similar process, and any attempt to levy, execute, attach, or otherwise transfer the Award or any interest therein or to place a lien upon the same shall be void.

         Section 12.10 Governing Law. This Plan shall be construed in accordance with the laws of the State of Indiana.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION


Securities and Exchange Commission registration fee.....................................$ 6,145.83
Legal fees and expenses.................................................................  1,000.00
Accounting fees and expenses............................................................  5,000.00
Printing and engraving expenses......................................................... 50,000.00
Blue sky fees and expenses..............................................................  5,000.00
Miscellaneous...........................................................................  1,000.00
                                                                                        ----------
      Total   ..........................................................................$68,145.83
                                                                                        ==========

    Except for the SEC registration fee, all of the foregoing are estimates.

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS

      The Indiana Business Corporation Law grants authorization to Indiana corporations to indemnify officers and directors for their conduct if such conduct was in good faith and was in the corporation's best interests or, in the case of directors, was not opposed to such best interests, and permits the purchase of insurance in this regard. In addition, the shareholders of a corporation may approve the inclusion of other or additional indemnification provisions in the articles of incorporation and by-laws.

      The By-laws of Conseco provide for the indemnification of any person made a party to any action, suit or proceeding by reason of the fact that he is a director, officer or employee of Conseco, unless it is adjudged in such action, suit or proceeding that such person is liable for negligence or misconduct in the performance of his duties. Such indemnification shall be against the reasonable expenses, including attorneys' fees, incurred by such person in connection with the defense of such action, suit or proceeding. In some circumstances, Conseco may reimburse any such person for the reasonable costs of settlement of any such action, suit or proceeding if a majority of the members of the Board of Directors not involved in the controversy shall determine that it was in the interests of Conseco that such settlement be made and that such person was not guilty of negligence or misconduct.

      The  above  discussion  of  Conseco's  By-laws  and the  Indiana  Business
Corporation Law is not intended to be exhaustive and is qualified in its entirety by such By-laws and the Indiana Business Corporation Law.

ITEM 16.  EXHIBITS

      EXHIBIT NUMBER                             DESCRIPTION OF EXHIBIT

            3.1 Amended and Restated Articles of Incorporation of Conseco, Inc. were filed with the Commission as
                           Exhibit 3.1 to the Registration Statement on Form S-2, No. 33-8498; Articles of Amendment thereto, as filed September 9, 1988 with the Indiana Secretary of State, were filed with the Commission as Exhibit
                           3.1.1 to Conseco's Annual Report on Form 10-K for 1988; Articles of Amendment thereto, as filed June 13, 1989 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.2 to Conseco's Report on Form 10-Q for the quarter ended June 30, 1989; and Articles of Amendment thereto, as filed June 29, 1993 with the Indiana Secretary of State, were filed with the Commission as 3.1.3 to Conseco's Report on Form 10-Q for the quarter ended June 30, 1993, and Articles of Amendment thereto relating to the PRIDES were filed with the Commission as Exhibit 3.(i).3 to the Registrant's Report on Form 8-K dated January 17, 1996, and are incorporated herein by this reference.

            3.2 Amended and Restated Bylaws of Conseco, Inc. effective February 10, 1986 were filed with the Commission as
                          Exhibit 3.2 to its Registration Statement of Form S-1, No. 33-4367, and an Amendment thereto was filed with the Commission as Exhibit 3.2.1 to Amendment No.2 to its Registration Statement of Form S-1, No. 33-4367; and are incorporated herein by this reference.

            4.1 Conseco, Inc. Producer Stock Award and Option Plan incorporated by reference to Annex I of the Prospectus contained in this Registration Statement on Form S-3, Registration No. 333-32621.

            5.1            Opinion of Karl W. Kindig, Esquire.*

           12.1 Computation of Ratios of Earnings to Fixed Charges, Preferred Dividends and Distributions on Company-obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts.

           23.1            Consent  of  Karl  W.  Kindig, Esquire  (included  in
                           Exhibit 5.1 hereto).*

           23.2            Consent of Coopers & Lybrand  L.L.P. with  respect to
                           the    financial   statements   of    Conseco,   Inc.
                           incorporated by reference herein.

           24.1            Powers of  Attorney of Stephen C. Hilbert,  Rollin M.
                           Dick, James S. Adams, Ngaire E. Cuneo, Donald F. Gongaware, David R. Decatur, M. Phil Hathaway, James
                           D. Massey, Dennis E. Murray, Sr. and John M. Mutz are included on the signature page of this Registration Statement and are incorporated herein by reference.*
 *previously filed


ITEM 17.  UNDERTAKINGS

      (a)    The undersigned Registrant hereby undertakes:

             (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:


                      (i)   To  include  any  prospectus  required  by   Section
                            10(a)(3) of the Securities Act of 1933;


                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.

                            Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.


                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and (a)
                            (1) (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to
                            Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.


             (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

             (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.


      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


      (d) The undersigned Registrant hereby undertakes that (1) for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective; and (2) for the purpose of determining any liability under the Securities Act of 1933, each post- effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, Conseco, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carmel, State of Indiana, on September 17, 1997.


                                     CONSECO, INC.


                                     By: /S/ROLLIN M. DICK
                                         ---------------------
                                         Rollin M. Dick,
                                         Executive Vice President and
                                          Chief Financial Officer

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

           SIGNATURE                              TITLE                                             DATE
           ---------                              -----                                             ----

                    *                          Director, Chairman of the Board,                 Sept. 17, 1997
-----------------------------------
          Stephen C. Hilbert                   President and Chief Executive Officer
                                               (Principal Executive Officer)

                    *                          Director, Executive Vice President               Sept. 17, 1997
-----------------------------------
           Rollin M. Dick                      and Chief Financial Officer
                                               (Principal Financial Officer)

                    *                          Senior Vice President, Chief                     Sept. 17, 1997
-----------------------------------
          James S. Adams                       Accounting Officer and Treasurer
                                               (Principal Accounting Officer)


                    *                          Director                                         Sept.17, 1997
-----------------------------------
          Ngaire E. Cuneo


                    *                          Director                                         Sept. 17, 1997
-----------------------------------
          David R. Decatur


                    *                          Director                                         Sept. 17, 1997
-----------------------------------
          M. Phil Hathaway


                    *                          Director                                         Sept. 17, 1997
-----------------------------------
        Donald F. Gongaware


                    *                          Director                                         Sept. 17, 1997
-----------------------------------
          James D. Massey


                    *                          Director                                         Sept. 17, 1997
-----------------------------------
       Dennis E. Murray, Sr.


                    *                          Director                                         Sept. 17, 1997
-----------------------------------
            John M. Mutz



*By: /S/KARL W. KINDIG
     ---------------------------------
     Karl W. Kindig, Attorney-in-Fact



                                  EXHIBIT INDEX
                            TO REGISTRATION STATEMENT
                                   ON FORM S-3

                                  CONSECO, INC.


      EXHIBIT NUMBER                           DESCRIPTION OF EXHIBIT

            3.1 Amended and Restated Articles of Incorporation of Conseco, Inc. were filed with the Commission as
                          Exhibit 3.1 to the Registration Statement on Form S-2, No. 33-8498; Articles of Amendment thereto, as filed September 9, 1988 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.1 to Conseco's Annual Report on Form 10-K for 1988; Articles of Amendment thereto, as filed June 13, 1989 with the Indiana Secretary of State, were filed with the Commission as Exhibit 3.1.2 to Conseco's Report on Form 10-Q for the quarter ended June 30, 1989; and Articles of Amendment thereto, as filed June 29, 1993 with the Indiana Secretary of State, were filed with the Commission as 3.1.3 to Conseco's Report on Form 10-Q for the quarter ended June 30, 1993, and Articles of Amendment thereto relating to the PRIDES were filed with the Commission as Exhibit 3.(i).3 to the Registrant's Report on Form 8-K dated January 17, 1996, and are incorporated herein by this reference.

            3.2 Amended and Restated Bylaws of Conseco, Inc. effective February 10, 1986 were filed with the Commission as
                          Exhibit 3.2 to its Registration Statement of Form S-1, No. 33-4367, and an Amendment thereto was filed with the Commission as Exhibit 3.2.1 to Amendment No. 2 to its Registration Statement of Form S-1, No. 33-4367; and are incorporated herein by this reference.

            4.1 Conseco, Inc. Producer Stock Award and Option Plan incorporated by reference to Annex I of the Prospectus contained in this Registration Statement on Form S-3, Registration No. 333-32621.

            5.1           Opinion of Karl W. Kindig, Esquire*

           12.1 Computation of Ratios of Earnings to Fixed Charges, Preferred Dividends and Distributions on Company-obligated Mandatorily Redeemable Preferred Securities of Subsidiary Trusts

           23.1           Consent  of  Karl  W.  Kindig,  Esquire  (included  in
                          Exhibit 5.1 hereto)*

           23.2 Consent of Coopers & Lybrand L.L.P. with respect to the financial statements of Conseco, Inc. incorporated by reference herein.

           24.1           Powers of  Attorney of Stephen C.  Hilbert,  Rollin M.
                          Dick, James S. Adams, Ngaire E. Cuneo, Donald F. Gongaware, David R. Decatur, M. Phil Hathaway, James
                          D. Massey, Dennis E. Murray, Sr. and John M. Mutz are included on the signature page of this Registration Statement and are incorporated herein by reference.*

-----------------------
 *previously filed.








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                                      II-5